Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Nuvve Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	54,137,623	$1.055	$57,115,192.11	0.00015310	$8,744.34
	Total Offering Amounts					$57,115,192.11		$8,744.34
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$8,744.34

(1)	The shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale of up to: (i) an aggregate of 3,156,566 shares of Common Stock issuable to the selling stockholders upon the conversion of senior secured convertible promissory notes issued on March 5, 2025 (the “Private Placement”); (ii) 3,156,566 shares of Common Stock that are issuable upon the exercise of warrants issued to the selling stockholders in the Private Placement; (iii) up to 6,789,138 shares of Common Stock issuable upon the exercise of warrants held by the selling stockholders; and (iv) up to 41,035,354 shares of Common Stock issuable upon the conversion or exercise of future convertible notes or warrants, respectively, issuable upon the exercise of outstanding additional investment rights held by the selling stockholders.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Common Stock as reported on the Nasdaq Capital Market on April 2, 2025 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).